UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2009

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122185 (Commission File Number)	87-0672359 (IRS Employer Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 990-1992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement.

On October 28, 2009 NextFit, Inc. (the “Company” or “NextFit”) entered into a Consulting Agreement (the “Agreement”) with Capital Group Communications, Inc., a California corporation (“CGC”), pursuant to which CGC agreed to provide media and investor relations services to the Company for a period of fourteen months. As full payment for CGC’s services under the Agreement, the Company has issued to CGC 492,839 shares of restricted common stock of the Company, representing three percent (3%) of the Company’s issued and outstanding common stock.

Devin Bosch, Chief Executive Officer of CGC, is also a distributor for the Company.

A copy of the Agreement is included with this report under Item 9.01(d).

Item 3.02 Unregistered Sales of Equity Securities.

As explained under Item 1.01 of this Report, the Company has issued 492,839 shares of restricted common stock to CGC in exchange for CGC’s investor relations consulting services.

The offer and sale of the shares was not registered under the Securities Act of 1933, in reliance upon exemptions from registration available for private sales of securities under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act.

Item 9.01

(d) Exhibits.

Exhibit No.	Description
10	Consulting Agreement dated October 28, 2009 between the Company and CGC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextfit, Inc.

By:	/s/ Teri Sundh
Teri Sundh, CEO

Date: October 30, 2009

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